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                                                              EXHIBIT 10.10

                              CONTINUING GUARANTY
                              -------------------

     WHEREAS, the undersigned guarantor (the "Guarantor") is a subsidiary of LA-MAN CORPORATION, a Nevada corporation (the "Borrower");

     WHEREAS, Renaissance Capital Growth & Income Fund III, a Texas corporation, and Renaissance US Growth & Income Trust PLC, a public limited company registered in England and Wales (each a "Lender" and collectively, the "Lenders"), are willing to make a loan to the Borrower only upon receiving a continuing guaranty from each of the Borrower's wholly-owned subsidiaries; and

     WHEREAS, Guarantor acknowledges that it will receive a direct benefit by the Borrower obtaining such a loan;

     NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, the undersigned for itself, its successors and assigns, unconditionally guarantees to the Lenders, and its agents, successors, participants, endorsees and/or assigns, the due performance and full and prompt payment, whether at maturity, by acceleration, or otherwise, of any and all Obligations and Indebtedness of the Borrower to Lenders pursuant to the Convertible Loan Agreement (as amended from time to time, the "Loan Agreement"), of even date herewith among Borrower, Lenders and Renaissance Capital Group, Inc., as Agent for the Lenders, including, but not limited to, a loan (the "Loan") from Lenders to Borrower in the aggregate sum of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00), evidenced by those certain 8.75% Convertible Debentures from Borrower in favor of Lenders dated of even date herewith (the "Debentures").

     This is a Continuing Guaranty relating to said all such Indebtedness and Obligations and is not limited as to amount. Further, this Continuing Guaranty shall remain in effect whether recovery on any such Indebtedness or Obligations may become barred by any statute of limitations or equitable estoppel or whether any such Indebtedness or Obligations may be or hereafter become otherwise unenforceable.

     The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor, whether or not action is brought against Borrower, Borrower may be joined in any such action or actions. If separate guaranties of the Borrower's indebtedness to Lenders are executed by other guarantors, the obligations of Guarantor hereunder shall be joint and several with those of the other guarantors and may be enforced regardless of the enforcement of other guaranties. This is a guaranty of payment and not of collection.

     Guarantor acknowledges and agrees with Lenders that each indebtedness is a valid and binding obligation of Borrower. Guarantor authorizes Lenders, without notice or demand, and without affecting its liability hereunder, from time to time, and on any number of occasions, to (a) renew, amend, compromise, extend, accelerate, reinstate, or otherwise change the time for payment
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of, or otherwise change the terms of, the indebtedness or any part thereof, including increasing or decreasing the interest rate thereon; (b) take and hold security for the payment of this Continuing Guaranty or the indebtedness, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Lenders in their discretion may elect from time to time; and (d) release or substitute any one or more of the endorsers or guarantors. Guarantor acknowledges and agrees that no act or omission of any kind by Lenders, including, but not limited to, the failure to take or perfect a security interest in any security for the indebtedness shall affect or impair this Continuing Guaranty, and the Lenders shall have no duties with respect thereof to any Guarantor. Lenders may without notice assign this Continuing Guaranty in whole or in part at any time.

     Guarantor waives any right to require Lenders to (a) proceed against Borrower; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy whatsoever available to Lenders. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of Borrower's liability or by reason of Lenders releasing any security held from Borrower. Until all of Borrower's indebtedness to Lenders shall have been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy that Lenders now have or may hereafter have against Borrower, and shall waive any benefit of, and any right to participate in, any security now or hereafter held by Lenders. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptance of this Continuing Guaranty and of the existence, creation, or incurrence of new or additional indebtedness and all other defenses to any action or proceeding to enforce this Continuing Guaranty, except the single defense that the sum claimed has actually been paid to Lenders. Guarantor covenants to maintain and preserve the enforceability of any instruments now or hereafter executed by Guarantor in favor of the Lenders. Guarantor covenants and agrees that no action of any kind taken by Borrower shall be the basis for a claim that Guarantor has any defense hereunder other than payment in full of all Borrower's indebtedness to Lenders. Guarantor hereby indemnifies Lenders against any loss, cost, or expense by reason of the assertion by Guarantor of any defense hereunder based upon any such action or inaction of Borrower. Guarantor waives any right or claim of right to cause a marshaling of the Borrower's assets. No delay on the part of Lenders in the exercise of any right, power or privilege under the terms of any documentation between Lenders and Borrower or under this Continuing Guaranty shall operate as a waiver of any such privilege, power or right.

     In addition to all liens upon, and rights to set off against, the monies, securities or other property of Guarantor given to Lenders by law, Guarantor agrees that Lenders shall have a lien upon, and a right to set off against, all monies, securities, and other property of Guarantor now or hereafter in possession of or on deposit with Lenders, whether held in a general or special account of deposit, or for safekeeping or otherwise; and, every such lien and right to set off may be exercised without demand upon or notice to Guarantor.
No lien or right to set off shall be deemed to have been waived by any act or conduct on the part of Lenders, or by any neglect to exercise such right to set off or to enforce such lien, or by any delay in so doing; and every right to set off and lien shall continue in full force and effect until such right to set off or lien is specifically waived or released by an instrument in writing executed by Lenders.

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     Guarantor acknowledges and agrees with Lenders that any and all indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Borrower to Lenders; and such indebtedness of Borrower to Guarantor, if Lenders so request, shall be collected, enforced and received by Guarantor as trustee for Lenders and be paid over to Lenders on account of the indebtedness of Borrower to Lenders, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Continuing Guaranty.

     Guarantor agrees to pay all attorneys' fees and all other costs and expenses that may be incurred or expended by Lenders in the enforcement of Borrower's obligations and of this Continuing Guaranty, whether suit be brought or not, and if suit is brought, then for all services in trial and appellate courts.

     Upon default of Borrower in any of its obligations or liabilities to Lenders, or if Borrower or Guarantor shall become insolvent or make an assignment for the benefit of creditors, or if a petition in bankruptcy or for corporate reorganization or for an arrangement be filed by or against Borrower or Guarantor, or if there is the appointment of a receiver for Borrower or for Guarantor or their property, or if a judgment is obtained or warrant of attachment issued against Borrower or Guarantor, all of the indebtedness, shall, without notice or demand, at the option of Lenders, become immediately due and payable and shall be paid forthwith by Guarantor.

     If the Borrower is a corporation or a partnership, it shall not be necessary for the Lenders to inquire into the existence or powers of the Borrower, or the officers, directors, partners, or agents acting or purporting to act on the Borrower's behalf, and any indebtedness made or created upon the professed exercise of such existence or powers shall be guaranteed hereunder.

     Guarantor hereby submits to the jurisdiction of the state and federal courts in the State of Texas for purposes of any action arising from or growing out of this Continuing Guaranty, and further agrees that the venue of any action may be laid in Dallas County or, if applicable, any other county in any state in which real property which secures any of the indebtedness is located. Nothing contained in this Continuing Guaranty, however, shall be deemed to constitute, or to imply the existence of, any agreement by Lenders to bring any action only in said courts or to restrict in any way any of Lenders' remedies or rights to enforce the terms of this Continuing Guaranty as, when and where Lenders shall deem appropriate, in their sole discretion.

     Notwithstanding any provision herein or in any instrument now or hereafter evidencing said indebtedness, the total liability for payments in the nature of interest under this Continuing Guaranty shall not exceed the limits imposed from time to time by applicable usury laws. This Continuing Guaranty shall be accepted, at the offices of Lenders in Dallas, Texas and for all purposes, be governed by and construed with the laws of the State of Texas.

     Guarantor acknowledges that Lenders have been induced by this Continuing Guaranty to extend the credit to Borrower creating the indebtedness, and that Lenders would not have extended said credit without this Continuing Guaranty, and this Continuing Guaranty shall, without further

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reference or assignment, pass to, and may be relied upon and enforced by, any successor or participant or assignee of Lenders.

     No amounts paid under this Continuing Guaranty shall in any way or at any time entitle Guarantor to any right, claim or cause of action against the Borrower, or to any right, title or interest in or to any of the indebtedness or any rights of the Lenders, or in or to any instruments or documents evidencing or securing or concerning the indebtedness, and Guarantor hereby waives, for the benefit of the Lenders and the Borrower, any and all such rights (whether arising by way of subrogation, exoneration, reimbursement, participation, assignment, judicial decision, statute, constitutional provision, or otherwise) which Guarantor might otherwise have had in the absence of this waiver and which would have otherwise entitled Guarantor to be a "creditor" of the Borrower under the provisions of the U.S. Bankruptcy Code (Title 11, U.S. Code) or any other bankruptcy or insolvency law.

     Guarantor acknowledges and agrees that this Continuing Guaranty shall remain in full force and effect until all indebtedness of Borrower to Lenders is paid in full and that if Lenders are required by a court of competent jurisdiction to refund or repay to the Borrower or on behalf of the Borrower any amounts received in reduction or satisfaction of the indebtedness, then and in that event the liabilities of Guarantor in regard to said amounts shall be reinstated and this Continuing Guaranty shall remain in full force and effect in respect thereto. Furthermore, Guarantor agrees that this Continuing Guaranty shall continue to be effective or shall be reinstated, as the case may be, at any time payment, or any part thereof, of principal or interest charges, or other related expenses of the obligations are rescinded or otherwise forgiven by Lenders upon the bankruptcy or reorganization of Borrower or Guarantor.

     Guarantor agrees to furnish to Lenders within sixty (60) days after the end of its fiscal year a complete financial statement of Guarantor, including a statement of income and expenses and a balance sheet indicating net worth, prepared by an independent certified public accountant and prepared in accordance with generally accepted accounting principles, applied on a consistent basis and certified by Guarantor as true and correct.

     This Continuing Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

     Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Continuing Guaranty shall not affect the validity or legality of the remainder hereof.

     Capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan Agreement.

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     LENDERS BY THEIR ACCEPTANCE HEREOF AND GUARANTOR HEREBY VOLUNTARILY,
KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS GUARANTY OR CONCERNING THE INDEBTEDNESS AND/OR COLLATERAL THEREFOR OR PERTAINING TO ANY TRANSACTION RELATED TO OR CONTEMPLATED THEREBY, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. GUARANTOR ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDERS IN EXTENDING CREDIT TO THE BORROWER, THAT THE LENDERS WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT GUARANTOR HAS BEEN REPRESENTED BY AN ATTORNEY OR HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTAND THE LEGAL EFFECT OF THIS WAIVER.

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     IN WITNESS WHEREOF, Guarantor has executed this Continuing Guaranty as of the date of the issuance of the Debentures.


                              CERTIFIED MAINTENANCE SERVICES, INC.



                              By:   /s/ J. William Brandner
                                 --------------------------
                                  J. William Brandner
                              Title:  Vice President
                                      ---------------------


     The terms and provisions of this Continuing Guaranty are hereby agreed to by the undersigned.

                              LA-MAN CORPORATION



                              By:   /s/ J. William Brandner
                                 --------------------------
                                  J. William Brandner
                                  President and Chief Executive Officer

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